Exhibit 99

TITAN INCREASES SHARE OWNERSHIP OF TITAN EUROPE PLC

QUINCY, Ill. - December 21, 2006 - Titan Luxembourg S.A.R.L., a wholly owned subsidiary of Titan International, Inc., has subscribed for 1,831,624 ordinary shares of Titan Europe Plc at £2.215 (pounds) per ordinary share. These shares were issued in payment of approximately $7.9 million U.S. dollars of debt, representing the entire long-term debt owed by Titan Europe Plc to Titan International, Inc. subsidiaries. Titan Luxembourg now holds 14,306,624 ordinary shares in Titan Europe Plc, representing approximately 17.3 percent of the company. Before this transaction, Titan Luxembourg held approximately 15.4 percent of Titan Europe Plc.
“Titan was pleased with this opportunity, given that the long-term outlook for Titan Europe Plc looks very promising,” said Titan International, Inc. Chairman and CEO Maurice M. Taylor Jr.
Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles and trailers) applications.

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